FORBEARANCE AGREEMENT AND SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT

This *Forbearance Agreement and Seventeenth Amendment to Credit Agreement* dated May 30, 2024 (the "**Agreement**"), is entered into by and among BurgerFi International, Inc., a Delaware corporation ("**Parent**"), Plastic Tripod, Inc., a Delaware corporation (together with Parent, each a "**Borrower**" and collectively, "**Borrowers**"), the other Subsidiaries of Parent party hereto (each a "**Guarantor**" and collectively, the "**Guarantors**") (as further defined in the Credit Agreement, and together with Borrowers, the "**Credit Parties**"), TREW Capital Management Private Credit 2 LLC, a Delaware limited liability company, which is the sole lender under the Credit Agreement ("**Lender**"), and Regions Bank, as administrative agent (in such capacity, "**Administrative Agent**") and collateral agent (in such capacity, "**Collateral Agent**" and together with the Lender and the Administrative Agent, the "**Secured Parties**").

RECITALS

WHEREAS the Credit Parties together with certain banks and financial institutions from time to time party thereto which as of April 10, 2024 consisted of: Cadence Bank, Regions Bank, Synovus Bank, and Webster Bank, National Association (collectively, the "**Prior Lenders**"), and the Administrative Agent and the Collateral Agent, entered into that certain *Credit Agreement* dated as of December 15, 2015 (as thereafter modified, including in accordance with (a) that certain *First Amendment to Credit Agreement*, dated as of March 31, 2017, (b) that certain *Second Amendment to Credit Agreement*, dated as of March 9, 2018, (c) that certain *Third Amendment to Credit Agreement*, dated as of March 29, 2019, (d) that certain *Fourth Amendment to Credit Agreement and Waiver*, dated as of October 30, 2019, (e) that certain *Forbearance Agreement and Fifth Amendment to Credit Agreement*, dated as of March 25, 2020, (f) that certain *Sixth Amendment to Credit Agreement* dated as of March 30, 2020, (g) that certain *Seventh Amendment to Credit Agreement* dated as of April 21, 2020, (h) that certain *Eighth Amendment to Credit Agreement* dated as of May 19, 2020, (i) *Ninth Amendment to Credit Agreement and Waiver* dated as of April 1, 2021, (j) that certain *Tenth Amendment to Credit Agreement and Joinder* dated as of November 3, 2021, (k) that certain *Eleventh Amendment to Credit Agreement* dated as of November 23, 2021, (l) that certain *Twelfth Amendment to Credit Agreement* dated as of March 9, 2022, (m) that certain *Thirteenth Amendment to Credit Agreement* dated as of December 7, 2022, (n) that certain *Fourteenth Amendment to Credit Agreement* dated as of January 30, 2023, (o) that certain *Fifteenth Amendment to Credit Agreement* dated as of February 24, 2023, and (p) that certain *Sixteenth Amendment to Credit Agreement* dated as of July 7, 2023 (together, the "**Existing Credit Agreement**"), and as further amended, restated, supplemented, or otherwise modified by this Agreement ("**Credit Agreement**").

WHEREAS, on April 11, 2024 (as to Synovus Bank) and April 12, 2024 (as to Cadence Bank, Regions Bank, and Webster Bank, National Association), the Prior Lenders assigned their respective rights and obligations under the Credit Documents to which they were party to Lender;

WHEREAS, as of the date of this Agreement, (a) one or more Events of Default under the Credit Agreement and the other Credit Documents have occurred and are continuing; and (b) the Borrowers have advised Administrative Agent that the Borrowers will be unable to make certain principal and interest payments required pursuant to the Credit Agreement;

WHEREAS, the Credit Parties have requested that, subject to the terms and conditions of this Agreement, (i) Administrative Agent and Lender agree to modify the Existing Credit Agreement in certain respects and (ii) the Secured Parties agree to forbear from exercising their rights under the Credit Documents; and

WHEREAS, (i) Administrative Agent and Lender are willing to agree to modify the Existing Credit Agreement and (ii) the Secured Parties are willing to forbear from exercising their rights under the Credit Documents, including, without limitation, the Credit Agreement and other Credit Documents, in each case solely on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements, warranties, covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS

1.1 **Interpretation.** All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

SECTION 2. BORROWER ACKNOWLEDGEMENTS

2.1 **Credit Documents.** The Credit Documents are legal, valid, binding, and enforceable against the Borrowers and Guarantors in accordance with their terms.

2.2 **Acknowledgement of Obligations.**

(a) Each of the Credit Parties hereby acknowledges, confirms, and agrees that Borrowers are indebted to the Lender, pursuant to the Credit Agreement, as of May 29, 2024 in the total principal amount of $53,253,429.79 and accrued interest in the amount of $1,637,228.75 for a total amount of $54,890,658.54 with respect to the Obligations under the Credit Agreement as set forth in the following table.

Lender	Amout of Revolving Loan Commitment Assigned	Outstanding Principal Amount at Time of Assignment	Accrued Interest at Time of Assignment (4-11-24)	Daily Interest	Number of Days since assignment through 5/29/2024	Interest Since assignment	Total P+I as of 5-29-24
Regions	$ 1,875,000.00	$ 937,500.00					
Cadence	$ 1,250,000.00	$ 625,000.00					
Webster	$ 500,000.00	$ 250,000.00					
Synovus	$ 375,000.00	$ 187,500.00					
Total	**$ 4,000,000.00**	**$ 2,000,000.00**	**$ 42,208.33**	**$ 402.78**	**48**	**$ 19,333.44**	**$ 2,061,541.77**
Lender	**Amout of Term Loan Commitment Assigned**	**Outstanding Principal Amount at Time of Assignment**	**Accrued Interest at Time of Assignment (4-11-24)**				
Regions	$ 24,025,045.28	$ 24,025,045.28					
Cadence	$ 16,016,696.83	$ 16,016,696.83					
Webster	$ 6,406,678.73	$ 6,406,678.73					
Synovus	$ 4,805,008.95	$ 4,805,008.95					
Total	**$ 51,253,429.79**	**$ 51,253,429.79**	**$ 1,080,237.22**	**$ 10,321.87**	**48**	**$ 495,449.76**	**$ 52,829,116.77**
Combined Total	**$ 55,253,429.79**	**$ 53,253,429.79**	**$ 1,122,445.55**			**$ 514,783.20**	**$ 54,890,658.54**

(b) Each of the Credit Parties hereby acknowledges, confirms and agrees that as of May 29, 2024, the accrued interest will be capitalized such that the total Obligations of $54,890,658.55 will constitute the principal balance owed as of May 29, 2024 and interest will accrue on this balance (together with any additional advances made pursuant to Section 5.2(b) of this Agreement) beginning May 30, 2024.

(c) Each of the Credit Parties hereby acknowledges, confirms and agrees that all such Obligations, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Credit Parties to Lender pursuant to the Credit Agreement and the other Credit Documents, are valid and subsisting obligations of each of the Credit Parties, jointly and severally, to Lender, without offset, deduction, claim, counterclaim, or defense of any kind, nature, or description whatsoever.

2.3 **Acknowledgement of Security Interests**. Each of the Credit Parties hereby acknowledges, confirms, and agrees that the Collateral Agent, on behalf of Lender, has, and will continue to have, valid, enforceable, and perfected first-priority security interests in and continuing liens upon and security interests in the Collateral heretofore granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement and the other Credit Documents without offset, deduction, claim, counterclaim, or defense of any kind, nature, or description whatsoever.

2.4 **Binding Effect of Documents.** Each of the Credit Parties hereby acknowledges, confirms, and agrees that: (a) this Agreement constitutes a Credit Document, (b) each of the Credit Agreement and the other Credit Documents to which it is a party has been duly executed and

delivered to Administrative Agent by each of the Credit Parties, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of each of the Credit Parties contained in such documents and in this Agreement constitute the legal, valid and binding obligations of each of the Credit Parties, enforceable against it in accordance with their respective terms, and such each of the Credit Parties has no valid defense to the enforcement of such obligations, (d) Administrative Agent, Collateral Agent, and Lender are and will be entitled to the rights, remedies and benefits provided for under the Credit Agreement and the other Credit Documents and applicable law and (e) each of the Credit Parties shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Credit Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any of the Credit Parties set forth in the Credit Agreement or the other Credit Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults and the Anticipated Defaults (each, as hereafter defined).

SECTION 3. ACKNOWLEDGEMENT OF DEFAULTS; RESERVATION OF RIGHTS

3.1 **Acknowledgment of Default.** Each of the Credit Parties hereby acknowledges, confirms, and agrees that certain Events of Default under the Credit Agreement referenced in Administrative Agent's January 11, 2024 and April 2, 2024 Notices of Event of Default and Reservation of Rights letters, together with the other items identified as existing Events of Default in Exhibit A hereto (collectively, the "**Existing Defaults**"), have occurred under the Credit Documents, each of which constitutes an Event of Default and entitle Administrative Agent, Collateral Agent and Lender to exercise their respective rights and remedies under the Credit Agreement and the other Credit Documents or applicable law. In addition, Borrowers anticipate that the items identified as anticipated Events of Default in Exhibit A hereto (collectively, the "**Anticipated Defaults**") will occur under the Credit Documents, each of which would constitute an Event of Default and would entitle Administrative Agent, Collateral Agent and Lender to exercise their respective rights and remedies under the Credit Agreement and the other Credit Documents or applicable law. Each of the Credit Parties acknowledges that once an Event of Default, including the Existing Defaults and the Anticipated Defaults, has occurred, subject to taking into account any applicable cure rights, grace periods and/or notice periods expressly set forth in the Credit Agreement or any other Credit Document, no such Event of Default shall cease to exist and/or cease to be continuing unless and until such Event of Default is waived in writing in accordance with the Credit Agreement. Each of the Credit Parties hereby acknowledges and agrees that, due to the occurrence and continuation of the Existing Defaults and upon the occurrence of the Anticipated Defaults, Administrative Agent, the Collateral Agent and Lender have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Credit Documents.

3.2 **Default Notice.** Each of the Credit Parties acknowledges that, to the extent required by the Credit Documents, Borrowers and Guarantors have received timely and proper notice of the Existing Defaults and the opportunity to cure (if any), in accordance with the Credit Agreement, the Credit Documents, or applicable law, and the Credit Parties hereby waive any rights to receive further notice thereof. All applicable cure periods relating to the Existing Defaults have lapsed.

3.3 **No Lending Obligation**. Each of the Credit Parties acknowledges that, as a result of the Existing Defaults, Lender has no obligation to make loans, disbursements, or otherwise extend credit to Borrowers under the Credit Documents, except as may be expressly contemplated under this Agreement.

3.4 **Right to Accelerate Obligations**. Each of the Credit Parties acknowledges that, as a result of the Existing Defaults, the Lender has the right to direct the Administrative Agent to accelerate the maturity and demand immediate payment of the Obligations.

3.5 **No Waivers; Cumulative Remedies; Reservation of Rights**.

(a) Administrative Agent, Collateral Agent and Lender have not waived, are not by this Agreement waiving, and have no intention of waiving, any Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or the Anticipated Defaults or otherwise).

(b) Except as otherwise specifically provided in this Agreement, the rights, powers, authorities, remedies, interests, and benefits conferred upon Administrative Agent, Collateral Agent and Lender by and as provided in this Agreement are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests and benefits conferred upon any of them by the Credit Agreement and other Credit Documents.

(c) Subject to Section 5 of this Agreement (solely with respect to the Existing Defaults and the Anticipated Defaults), Administrative Agent, Collateral Agent and Lender reserve their rights, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Credit Documents as a result of any other Events of Default occurring at any time, subject in all respects to any applicable cure rights, grace periods and/or notice periods expressly set forth in the Credit Agreement or any other Credit Document. Administrative Agent, Collateral Agent and Lender have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies or a waiver of their right to insist upon the strict performance at all times in the future of all of the terms, conditions, covenants, and provisions of this Agreement or the Credit Documents. The Credit Parties further acknowledge and agree that Administrative Agent, Collateral Agent and Lender have not and are not hereby waiving any known or unknown defaults or events of default, which are hereby expressly reserved and preserved by Administrative Agent, Collateral Agent and Lender.

3.6 **Additional Events of Default.** The parties hereto acknowledge, confirm and agree that any misrepresentation by any of the Credit Parties, or any failure of any of the Credit Parties to comply with the covenants, conditions and agreements contained in this Agreement, the Credit Agreement or any other Credit Document will, subject to any applicable cure rights, grace periods or notice periods expressly set forth in the Credit Agreement or any other Credit Document, constitute an immediate Event of Default. In the event that any Person, other than the Administrative Agent, Collateral Agent or Lender, at any time exercises for any reason (including,

without limitation, by reason of any Existing Defaults, any Anticipated Defaults or any other present or future Event of Default) any of its rights or remedies against any of the Credit Parties and the Administrative Agent determines in its reasonable discretion that the effect of such Person exercising such rights or remedies adversely affects the rights and remedies available to Administrative Agent, Collateral Agent or Lender under the Credit Agreement or any other Credit Document in any way, or against any of the Credit Parties' properties or assets, such event will constitute an immediate Event of Default (subject to any applicable cure rights, grace periods or notice period under the Credit Agreement or any other Credit Document).

3.7 **Preservation of Rights and Remedies.** Upon expiration of the Forbearance Period (as defined in Section 5), all of Administrative Agent's, Collateral Agent's and Lender's rights and remedies under the Credit Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

SECTION 4. CONDITIONS TO EFFECTIVENESS

4.1 **Conditions to Effectiveness.** This Agreement shall not become effective unless and until the date (the "**Effective Date**") that each of the following conditions shall have been satisfied in Lender's sole discretion, unless waived in writing by Lender (except with respect to clause (f) below, the satisfaction or waiver of which shall be in Lender's sole discretion):

(a) **Executed Agreement**. The Lender shall have received a copy of this Agreement duly executed by each of the Credit Parties, the Lender, the Administrative Agent and the Collateral Agent.

(b) Delivery of Certain Documents. The Credit Parties shall deliver or cause to be delivered to Administrative Agent the following documents:

(i) Deposit Account Control Agreement between Administrative Agent and BurgerFi International, Inc.; and

(ii) Deposit Account Control Agreement between Administrative Agent and Anthony's Pizza Holding Company, LLC.

(c) **Access to Books and Records.** The Credit Parties shall have provided Lender with a current list of all platforms used by the Credit Parties for accounting, managing cash and bank balances, and data management (such as food management, inventory tracking, labor management, and sales tracking).

(d) **Administrative Agent's Professional Fees and Other Expenses.** Borrowers shall have paid all of the Administrative Agent's reasonable invoiced costs and expenses (including reasonable attorneys' fees) incurred in connection with the preparation and negotiation of this Agreement, together with all other reasonable costs and expenses payable under the Credit Agreement to the extent billed at least two (2) Business Days prior to the date hereof.

(e) **Lender's Professional Fees and Other Expenses.** Borrowers shall have paid all of the Lender's reasonable invoiced costs and expenses (including reasonable

attorneys' fees) incurred in connection with the preparation and negotiation of this Agreement, together with all other reasonable costs and expenses payable under the Credit Agreement to the extent billed at least two (2) Business Days prior to the date hereof.

SECTION 5. SECURED PARTY FORBEARANCE.

5.1 **Scope of Forbearance**. During the Forbearance Period, Administrative Agent, Collateral Agent and Lender will not, nor will Lender direct Administrative Agent or Collateral Agent, as the case may be, to: (a) accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations; (b) initiate or join in filing any involuntary bankruptcy petition with respect to any Borrower under the Bankruptcy Code, or otherwise file or participate in any insolvency, reorganization, moratorium, receivership, or other similar proceedings against any Borrower under the laws of the U.S.; (c) repossess, take title to, or dispose of any of the Collateral, through judicial proceedings or otherwise; (d) initiate proceedings to enforce any guaranty or any other Credit Document; (e) exercise rights under any account control agreement or other asset with respect to which it is perfected via control; (f) take any other enforcement action against the Credit Parties or the Collateral; (g) exercise their rights and remedies under the Credit Agreement and the other Credit Documents with respect to: (i) imposition of the Default Rate, or (ii) limiting the Borrowers' right to reinvest the Net Cash Proceeds of Asset Sales pursuant to Section 2.11(c)(ii) of the Credit Agreement; or (h) otherwise exercise any other remedies available at law or in equity against the Loan Parties (or any one or more of them).

5.2 **Forbearance Period**.

(a) Subject to compliance by Borrowers and Guarantors with the terms and conditions of this Agreement, Administrative Agent, Collateral Agent and Lender hereby agree to forbear from exercising their rights and remedies against Borrowers and Guarantors under the Credit Documents with respect to the Existing Defaults and the Anticipated Defaults during the period (the "**Forbearance Period**") commencing on the Effective Date (as defined in Section 4.1) and ending on the earlier to occur of (a) July 31, 2024; and (b) at the election of Lender, the occurrence or existence of any Event of Default, other than the Existing Defaults, the Anticipated Defaults, and/or any Event of Default arising under Section 9.1(b)(iii) of the Credit Agreement as the result of a breach by the Borrowers of Section 5 of Amendment No. 1 to the Junior Promissory Note dated May 30, 2024.

(b) Notwithstanding anything to the contrary contained in the Credit Agreement, during the period beginning on the Effective Date and ending on July 31, 2024 (or such later date to which the Forbearance Period has been extended), solely for purposes of Section 5.2 of the Credit Agreement, with respect to any Revolving Loan borrowing requested to be made during the Forbearance Period, neither the Existing Defaults nor the Anticipated Defaults shall be deemed to exist and the conditions precedent set forth in Section 5.2(c) and (d) shall be deemed to have been waived such that Borrowers may access up to $2,000,000.00 in remaining revolving loan availability; provided, that (i) the amount of such additional revolving loan availability shall automatically increase by the amount of the subordinated loans made by the Junior Lender on or after the date hereof (but not above

$2,000,000.00) on the terms and conditions set forth in the Junior Promissory Note, and (ii) the Junior Lender and the Borrowers shall have entered into an amendment to the Junior Secured Promissory Note, and Administrative Agent, Collateral Agent, the Junior Lender and the Credit Parties shall have entered into an amendment to the Intercreditor and Subordination Agreement, in each case reflecting such additional loans.

SECTION 6. AMENDMENTS TO THE CREDIT AGREEMENT

6.1 **Modifications to the Credit Agreement**. Upon the occurrence of the Effective Date, the Credit Agreement will be deemed to be modified as follows:

(a) The definition of "Applicable Rate" is stricken and replaced with the following language:

"Applicable Rate" means 12.50% per annum.

(b) The definition of "Junior Debt" is stricken and replaced with the following language:

"Junior Debt" means the Indebtedness of the Borrowers owing to CP7 Warming Bag, LP in an aggregate original principal amount not to exceed $17,100,000 pursuant to the Junior Secured Promissory Note and subject to the Intercreditor and Subordination Agreement (without regard to any accrued PIK interest).

(c) Section 10.6(a) of the Credit Agreement is stricken and replaced with the following language:

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent. Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

SECTION 7. PERFORMANCE COVENANTS

7.1 **Covenants**. In order to induce Administrative Agent, Collateral Agent and Lender to forbear from the exercise of their rights and remedies as set forth above, Borrowers and Guarantors hereby covenant and agree that, during the Forbearance Period, unless Lender otherwise consents in writing, as follows:

(a) **Compliance with Credit Documents**. The Credit Parties shall continue to perform and observe all covenants, terms, and conditions and other obligations contained in all of the Credit Documents and this Agreement; provided, that during the Forbearance Period, the Credit Parties shall not be required to comply with Sections 7.1(k), (l), (m) and (n) of the Credit Agreement.

(b) **Perfection of Collateral Agent's Liens**. The Credit Parties shall execute and deliver to the Administrative Agent such documents and take such actions as the Administrative Agent deems reasonably necessary or advisable to perfect or protect the Collateral Agent's security interests, mortgages or liens granted by Borrowers or Guarantors to Collateral Agent.

(c) **Sales Reports**. The Credit Parties will provide Lender with copies of their daily sales reports in the same format and at the same time that they are circulated to their management team, but in no event less than daily.

(d) **Weekly Cash Flow**. No later than 5:00 p.m. (CT) each Friday, beginning May 31, 2024, the Credit Parties will provide Lender with the following an updated 13-week cash flow forecast, on a consolidated basis and in form and detail reasonably satisfactory to Lender.

(e) **Key Contracts and Leases**. The Credit Parties shall have delivered to Lender, in form and substance acceptable to Lender, a status of each of its leases and other material contracts, including copies of any past due notices, notices of default, or other similar information reasonably requested by Lender on or before 5:00 p.m. (CT) Friday May 31, 2024.

(f) **Monthly Reporting.** No later than the 20th day of each month, the Credit Parties shall furnish to Lender the following financial information for the immediately preceding month, in each case, on a consolidated and draft consolidating basis and in form and detail reasonably satisfactory to Lender: (i) balance sheet, (ii) income statement, (iii) accounts receivable aging report, and (iv) accounts payable aging report.

(g) **Other Financial Information.** Borrowers and Guarantors each shall promptly provide to Lender such other financial information as Lender may reasonably request and that is reasonably available to Borrowers and Guarantors.

(h) **Capital Expenditures.** Borrowers will not incur any obligation or liabilities or make any capital expenditures, professional fees, or other expenditures outside of the ordinary course of business in an aggregate amount of $100,000 or more unless: (i) such obligations or expenditures are set forth on the Cash Flow Statement attached hereto as **Exhibit B**; or (ii) Lender provides its prior written consent, which consent shall not unreasonably be withheld.

(i) **Appointment of Independent Board Member.** Borrowers shall have appointed an independent director with insolvency experience reasonably acceptable to Lender within thirty (30) days after the date hereof.

(j) **Administrative Agent's and Lender's Professional Fees and Other Expenses.** Borrowers will pay all of Administrative Agent's and Lender's reasonable invoiced costs and expenses (including reasonable attorneys' fees) payable under the Credit Agreement.

SECTION 8. TRANSACTION MILESTONES.

8.1 Credit Parties' Actions During Forbearance Period. From and after the date hereof, Borrowers shall commence implementation of a process aimed at marketing the Borrowers' businesses and assets for sale (the "Marketing Process"). In furtherance of the Marketing Process, the following milestones ("Sale Milestones") shall be applicable:

(a) On or before June 5, 2024, Kroll Securities, Inc. ("Kroll") shall have prepared marketing materials and shall have begun contacting prospective buyers;

(b) On or before June 28, 2024, Borrowers and Kroll shall have provided virtual management presentations to prospective buyers (list to be provided to the Lender);

(c) On or before July 19, 2024, site visits by prospective buyers shall have been completed, and Kroll shall have requested that letters of intent ("LOI's") be delivered by July 23, 2024; and

(d) On or before July 26, 2024, Borrowers shall have executed and delivered to Lender one or more LOI's providing for the sale or other disposition of all or a material portion of Borrowers' assets providing for a Sale Transaction (defined below). Borrowers shall provide copies of all Sale Transaction-related term sheets and/or letters of intent (whether preliminary, interim or final in form and content) to Lender not later than three (3) Business Days following Borrowers' receipt of same.

For the purposes hereof, the following terms shall have the following meanings:

"Sale Transaction" shall mean a transaction providing for the capital investment in, merger, sale, transfer, assignment, conveyance or other disposition by Borrowers (including a transaction(s) pursuant to Section 363 of title 11 of the United States Code), which may be accomplished by one or more individual sales or dispositions by Borrowers of the assets or equity interests of Borrowers, the terms and conditions of which transaction shall be set forth in a Sale Agreement.

"Sale Agreement" shall mean an agreement that provides for the capital investment in, merger, sale or disposition (including a transaction(s) pursuant to Section 363 of title 11 of the United States Code), which may be accomplished by one or more individual sales or dispositions by Borrowers of all or any material portion of the assets or equity interests of Borrowers.

SECTION 9. EVENTS OF DEFAULT

9.1 **Events of Default**. The occurrence of one or more of the following shall constitute a "**Forbearance Default**" under this Agreement:

(a) Borrowers or Guarantors shall fail to abide by or observe any term, condition, covenant or other provision contained in this Agreement.

(b) Any Event of Default under the Credit Agreement occurs after the Effective Date of this Agreement.

SECTION 10. REMEDIES

10.1 **Termination of the Forbearance Period.** Immediately upon the occurrence of a Forbearance Default:

(a) The Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party.

(b) Administrative Agent, Collateral Agent and Lender shall be entitled to exercise any or all of their rights and remedies under the Credit Documents, this Agreement, or any stipulations or other documents executed in connection with or related to this Agreement or any of the Credit Documents, or applicable law, including, without limitation, the appointment of a receiver.

(c) Any Secured Party may set off or apply to the payment of any or all of the Obligations, any deposit balances, any or all of the Collateral or proceeds thereof, or other money now or hereafter owed to any Secured Party by any of the Credit Parties.

10.2 **Appointment of Receiver or Trustee.** In addition to all rights and remedies of Lender under the Credit Agreement, the other Credit Documents or otherwise, any time prior to initiating a power of sale in any foreclosure or other legal proceedings to exercise rights or remedies against any Borrower, any Guarantor, or any Collateral, upon five (5) Business Days' prior written notice to the Borrowers, Lender may make application to a court of competent jurisdiction for the appointment of a receiver or trustee, without (i) the necessity of a bond, for all or any part of business operations of Borrowers or the Collateral securing all or any of the Obligations owed to Lender, as a matter of strict right, (ii) regard to the adequacy of the Collateral for the repayment of the Obligations owed to Lender, (iii) regard to the solvency of Borrowers or any other individual or entity responsible for the sums due under the Credit Agreement, any of the other Credit Documents or any other document or agreement otherwise evidencing the Obligations (together or separately) owed to Lender, or (iv) regard to the joint liability or solvency of any other person(s) or property liable for payment of such Obligations.

10.3 **Bankruptcy Filing.** If any Borrower or any Guarantor (each a "**Bankruptcy Party**") files or has filed against it a petition in bankruptcy, seeks relief or protection under any of the sections or chapters of the United States Bankruptcy Code (the "**Bankruptcy Code**") or an order for relief is entered by a bankruptcy court in an involuntary bankruptcy case with respect to Borrower or any Guarantor, Lender thereupon will have the right to request any one or more of the following: (i) immediate relief from any automatic stay imposed by Section 362 of the

Bankruptcy Code or any stay or other restriction on Lender's rights under this Agreement, under the documents, instruments or agreements referenced in this Agreement, or under any of the court's equitable powers, (ii) a termination of the exclusive period under Section 1121 of the Bankruptcy Code, and (iii) a dismissal of the bankruptcy case or proceeding. Nothing in this Agreement shall be deemed in any way to limit or restrict any of Lender's rights to seek in a bankruptcy court or any other court of competent jurisdiction any relief Lender may deem appropriate in the event that a voluntary or involuntary petition under any title of the Bankruptcy Code is filed by or against a Bankruptcy Party or any Bankruptcy Party's right to oppose such relief. Each Bankruptcy Party further acknowledges and agrees that the representations, acknowledgments, agreements and warranties in this Agreement have been made by the Bankruptcy Parties as a specifically bargained for, material inducement to Lender to enter into this Agreement, that Lender is relying on such representations and warranties, has changed and will continue to change its position in reliance thereon and that Lender would not have entered into this Agreement without such representations, acknowledgments, agreements and warranties. Each Bankruptcy Party has consulted with counsel and relied upon counsel's advice in connection with the negotiation and execution of this Agreement.

SECTION 11. RATIFICATIONS

11.1 **Ratification of Credit Documents and Collateral.** Except as expressly modified pursuant to this Agreement, no other changes or modifications to the Agreement, the Credit Agreement, or any other Credit Document are intended or implied, and in all other respects the Credit Agreement, the Agreement, and the other Credit Documents are hereby ratified and confirmed by the Credit Parties and shall continue in full force and effect. Except as otherwise provided herein, any property or rights to or interests in property granted as security in the Credit Documents shall remain as security for each Loan and the obligations of Borrowers and Guarantors in the Credit Documents. Without limiting the generality of the foregoing, nothing herein shall be deemed or otherwise construed to constitute a waiver of any other provision or to prejudice any right, power or remedy which Administrative Agent, Collateral Agent or Lender may have in the future under or in connection with the Credit Agreement or any other Credit Document, all of which rights, powers and remedies are hereby expressly reserved by Administrative Agent, Collateral Agent and Lender.

11.2 **Ratification of Guaranty.** Each Guarantor hereby ratifies and reaffirms (a) the validity, legality and enforceability of the Guaranty; (b) that its reaffirmation of the Guaranty is a material inducement to Administrative Agent, Collateral Agent and Lender to enter into this Agreement; and (c) that its obligations under the Guaranty shall remain in full force and effect until all the Obligations have been paid in full.

SECTION 12. CREDIT PARTIES' RELEASES.

12.1 In consideration of the agreements of Administrative Agent, Collateral Agent and Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Credit Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and

assigns (collectively, "Releasors"), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by applicable Law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of setoff and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the "Claims"), against any or all of the Secured Parties in any capacity and their respective affiliates, subsidiaries, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective predecessors, successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Credit Parties, on the one hand, and any or all of the Releasees, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The request by any of the Credit Parties (or by any Borrower on behalf of any of the Credit Parties) for any Loan and the funding of any Loan after the date hereof shall constitute a ratification, adoption, and confirmation by Borrowers and each of the other Credit Parties of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Letter Agreement, Borrowers and each of the other Credit Parties consulted with, and have been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this paragraph shall survive the termination of this Letter Agreement, the Credit Agreement, the other Credit Documents, and payment in full of the Obligations.

12.2 Each of the Credit Parties understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

12.3 Each of the Credit Parties agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

12.4 Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to the foregoing covenants.

SECTION 13. REPRESENTATIONS AND WARRANTIES

13.1 **Representations and Warranties.** Each Borrower and each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Documents (except as to Section 6.12 of the Credit Agreement—No Defaults) are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrowers and Guarantors further represent and warrant to the Administrative Agent, Collateral Agent and Lender as follows:

(a) **Authorization**. The execution, delivery and performance of this Agreement are within its corporate power and have been duly authorized by all necessary corporate or other applicable action.

(b) **Enforceability.** This Agreement and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms, subject only to any material limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.

(c) **No Government Consents**. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not require, as a condition to the effectiveness thereof, any material registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings, recordings or consents which have been obtained or made, as applicable.

(d) **No Violation.** The execution, delivery and performance of this Agreement do not and will not (a) violate any material law, regulation or court order to which the Borrowers or the Guarantors are subject; (b) conflict with Borrowers' or Guarantors' organizational documents; or (c) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrowers, Guarantors or any of their subsidiaries, whether now owned or hereafter acquired, other than liens in favor of Administrative Agent, Collateral Agent or Lender.

(e) **No Reductions or Offsets**. Except as expressly provided herein, the Obligations of the Credit Parties are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

(f) **Advice of Counsel.** Borrowers and Guarantors have freely and voluntarily entered into this Agreement with the advice of legal counsel of their choosing or have knowingly waived the right to do so.

SECTION 14. MISCELLANEOUS

14.1 **Tolling and Suspension of Statute of Limitations and Doctrine of Laches.** The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to any presently existing claims or causes of action that Administrative Agent, Collateral Agent or Lender may be entitled to take or bring in order to enforce its rights and remedies against any Borrower or any Guarantor are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

14.2 **Execution in Counterparts.** This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement, including by email with a pdf copy hereof attached, shall be effective as delivery of an original executed counterpart of this Agreement.

14.3 **Integration; Modification of Agreement.** This Agreement and the Credit Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Agreement may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter hereof.

14.4 **Severability.** If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

14.5 **Entirety**. This Agreement and the other Credit Documents constitute the entire agreement among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The Credit Documents shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded or expressly modified herein. To the extent of any inconsistency, amendment or superseding provision, this Agreement shall govern and control.

14.6 **Governing Law.** THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

14.7 **Consent to Jurisdiction.** Borrowers and Guarantors each hereby irrevocably and unconditionally consent to the jurisdiction of the United States District Court for the Southern District of New York and of all New York state courts for the purpose of bringing any litigation, actions or proceedings in any manner relating to or arising out of this Agreement or any of the Credit Documents. Nothing herein or in any Credit Document shall affect any right that Administrative Agent, Collateral Agent or Lender may otherwise have to bring any action or

proceeding relating to this Agreement or any Credit Document against any Borrower or any Guarantor or its properties in the courts of any jurisdiction.

14.8 **Waiver of Venue.** Borrowers and Guarantors hereby each waive any objection they may now or hereafter have to the laying of venue in such court and irrevocably waive, to the fullest extent permitted by applicable law, the defense of forum non conveniens to the maintenance of such action or proceeding in any such court.

14.9 **Service of Process.** Borrowers and Guarantors each hereby irrevocably consent to the service of process by certified or registered mail sent to the address provided for notices in Annex 1 of the Credit Agreement and agree that nothing herein will affect the right of the Administrative Agent, Collateral Agent or Lender to serve process in any other manner permitted by applicable law.

14.10 **Successors and Assigns.** This Agreement shall be binding upon and inure to the benefit of the parties hereto and the non-party Releasees and their respective permitted successors and assigns; *provided, however*, that Borrowers and Guarantors may not assign any rights or delegate any obligations arising herein without the prior written consent of Lender and any prohibited assignment shall be absolutely void. Administrative Agent, Collateral Agent and Lender may assign their rights and interests in this Agreement, the Credit Documents and all documents executed in connection with or related to this Agreement or the Credit Documents, at any time without the consent of or notice to any Borrower or any Guarantor.

14.11 **Waiver of Jury Trial.** EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

14.12 **Direction**. The Lender hereby directs the Administrative Agent and the Collateral Agent to each execute and deliver this Agreement. The Lender hereby represents and warrants to each of the Administrative Agent and the Collateral Agent that, as of the Effective Date, it is the sole lender under the Credit Agreement.

14.13 **Amendment**. This Agreement may not be amended or otherwise modified without the written consent of each of the parties hereto.

[Signature Pages Follow]

[Signature page to Forbearance Agreement and Seventeenth Amendment to Credit Agreement]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

LOAN PARTIES:

BURGERFI INTERNATIONAL, INC., a Delaware Corporation as the Borrower

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

PLASTIC TRIPOD, INC., a Delaware Corporation as the Borrower

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

HOT AIR, INC., a Delaware Corporation as a Guarantor

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

AFCP MANAGEMENT, INC., a Delaware Corporation, as a Guarantor

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

ANTHONY'S PIZZA HOLDING COMPANY, LLC, a Florida limited liability company, as a Guarantor

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

ANTHONY'S COAL FIRED PIZZA OF PIKE CREEK, LLC, a Delaware limited liability company
ANTHONY'S COAL FIRED PIZZA OF WILMINGTON, LLC, a Delaware limited liability company
ACFP/NYNJ VENTURES LLC, a Florida limited liability company

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

[Signature page to Forbearance Agreement and Seventeenth Amendment to Credit Agreement]

ANTHONY'S COAL FIRED PIZZA OF AVENTURA, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF BOCA RATON, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF CORAL SPRINGS, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF PEMBROKE PINES, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF PALM BEACH GARDENS, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF PLANTATION, LLC, a Florida limited liability company
ANTHONY'S SPORTS BAR AND GRILL, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF WESTON, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF STUART LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF CORAL GABLES, LLC, a Florida limited liability company
ANTHONY'S COAL-FIRED PIZZA, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF SOUTH TAMPA, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF DORAL LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF PINECREST, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF WELLINGTON, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF MIAMI LAKES, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF KENDALL, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF NORTH TAMPA, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF CLEARWATER, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF SAND LAKE, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF BRANDON, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF ALTAMONTE SPRINGS, LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF EAST BOCA LLC, a Florida limited liability company

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

63614098v16

[Signature page to Forbearance Agreement and
Seventeenth Amendment to Credit Agreement]

ACFP BOCA MGT LLC,
a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF NORTH LAUDERDALE LLC, a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF NORTH MIAMI LLC,
a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF MIRAMAR LLC,
a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF DELRAY BEACH, LLC,
a Florida limited liability company
ANTHONY'S COAL FIRED PIZZA OF LITTLETON LLC,
a Massachusetts limited liability company
ANTHONY'S COAL FIRED PIZZA OF WESTWOOD LLC,
a Massachusetts limited liability company
ANTHONY'S COAL FIRED PIZZA OF READING LLC,
a Massachusetts limited liability company
ANTHONY'S COAL FIRED PIZZA OF CLIFTON, LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF EDISON LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF RAMSEY, LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF FAIR LAWN, LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF WAYNE NJ LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF LIVINGSTON LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF MARLBORO LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF MOUNT LAUREL LLC,
a New Jersey limited liability company
ANTHONY'S COAL FIRED PIZZA OF COMMACK LLC,
a New York limited liability company
ANTHONY'S COAL FIRED PIZZA OF CARLE PLACE, LLC,
a New York limited liability company
ANTHONY'S COAL FIRED PIZZA OF WOODBURY, LLC,
a New York limited liability company
ANTHONY'S COAL FIRED PIZZA OF WANTAGH, LLC,
a New York limited liability company
ANTHONY'S COAL FIRED PIZZA OF BOHEMIA, LLC,
a New York limited liability company
BH SAUCE, LLC,
a Nevada limited liability company
ANTHONY'S COAL FIRED PIZZA OF HORSHAM, LLC,
a Pennsylvania limited liability company

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

[Signature page to Forbearance Agreement and
Seventeenth Amendment to Credit Agreement]

ANTHONY'S COAL FIRED PIZZA OF WAYNE, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL-FIRED PIZZA OF MONROEVILLE, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL-FIRED PIZZA OF SETTLER'S RIDGE, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL FIRED PIZZA OF CRANBERRY, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL FIRED PIZZA OF MCMURRAY, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL FIRED PIZZA OF EXTON, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL FIRED PIZZA OF WYOMISSING, LLC,
a Pennsylvania limited liability company
ANTHONY'S COAL FIRED PIZZA OF WYNNEWOOD LLC,
a Pennsylvania limited liability company

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

BURGERFI INTERNATIONAL, LLC,
a Delaware limited liability company
BF RESTAURANT MANAGEMENT, LLC,
a Florida limited liability company
BURGERFI IP, LLC,
a Florida limited liability company
BF CORAL SPRINGS, LLC,
a Florida limited liability company
BF CITY PLACE-WEST PALM, LLC,
a Florida limited liability company
BF WEST DELRAY, LLC,
a Florida limited liability company
BF LBTS, LLC,
a Florida limited liability company
BF COMMACK, LLC,
a New York limited liability company

By: Christopher E Jones
Name: [redacted]
Title: CFO

BF JACKSONVILLE TOWN CENTER, LLC,
a Florida limited liability company
BF JACKSONVILLE RIVERSIDE, LLC,
a Florida limited liability company
BF DELRAY - LINTON, LLC,
a Florida limited liability company

[Signature page to Forbearance Agreement and Seventeenth Amendment to Credit Agreement]

BF PINES CITY CENTER, LLC,
a Florida limited liability company
BF ORLANDO – DR. PHILLIPS, LLC,
a Florida limited liability company
BF DANIA BEACH, LLC,
a Florida limited liability company
BF FORT MYERS - DANIELS, LLC,
a Florida limited liability company
BF BOCA RATON - BOCA POINTE, LLC,
a Florida limited liability company
BF BOCA RATON, LLC,
a Florida limited liability company
BF PBG, LLC,
a Florida limited liability company
BF JUPITER - INDIANTOWN, LLC,
a Florida limited liability company
BF WELLINGTON, LLC,
a Florida limited liability company
BF NEPTUNE BEACH, LLC,
a Florida limited liability company
BF ATLANTA - PERIMETER MARKETPLACE, LLC,
a Georgia limited liability company
BF FOOD TRUCK, LLC,
a Florida limited liability company
BF ODESSA, LLC,
a Florida limited liability company
BF MIAMI BEACH - MERIDIAN, LLC,
a Florida limited liability company
BF MIRAMAR LLC,
a Florida limited liability company
BF TAMPA BAY, LLC,
a Florida limited liability company
BF TAMPA - CHANNELSIDE, LLC,
a Florida limited liability company
BF TAMPA - WESTCHASE, LLC,
a Florida limited liability company
BF HENDERSONVILLE, LLC,
a Tennessee limited liability company

By: Christopher E Jones
Name: Christopher E. Jones
Title: CFO

BF TALLAHASSEE VARSITY, LLC,
a Florida limited liability company
BURGERFI MANAGEMENT SERVICES, LLC,
a Florida limited liability company
BGM PEMBROKE PINES, LLC,
a Florida limited liability company

[Signature page to Forbearance Agreement and Seventeenth Amendment to Credit Agreement]

BF MIAMI LAKES, LLC,
a Florida limited liability company

By: Christopher E. Jones
Name: Christopher E. Jones
Title: CFO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RESIGNING ADMINISTRATIVE AGENT, RESIGNING COLLATERAL AGENT, RESIGNING SWINGLINE LENDER, AND RESIGNING ISSUING BANK:

REGIONS BANK,
as Resigning Administrative Agent, Resigning Collateral Agent, Resigning Swingline Lender, and Resigning Issuing Bank

By: ______________________
Name: J. Richard Baker
Title: Senior Vice President

[Signature page to Forbearance Agreement and Seventeenth Amendment to Credit Agreement]

LENDER:

TREW CAPITAL MANAGEMENT PRIVATE CREDIT 2 LLC, as Lender

By: ______________________________
Name: Jeff Crivello
Title: President

63614098v16

EXHIBIT A
to
FORBEARANCE AGREEMENT AND SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT

Existing Defaults

1. Set forth in January 11, 2024 Notice of Event of Default and Reservation of Rights letter from the Administrative Agent to Borrowers.

2. Set forth in April 2, 2024 Notice of Event of Default and Reservation of Rights letter from the Administrative Agent to Borrowers (the "April Notice").

3. Events of Default pursuant to Section 9.1(a) of the Credit Agreement as a result of Borrowers' failure to make principal and interest payments due and payable after the dates referenced in the April Notice.

4. Events of Default pursuant to Section 9.1(c) of the Credit Agreement as a result of Borrowers' failure to comply with (a) the financial covenants set forth in (i) Section 8.8(a) and (b) of the Credit Agreement for the periods ended December 31, 2023 and March 31, 2024 and (ii) Section 8.8(c) of the Credit Agreement for the months ended January 31, 2024, February 29, 2024, March 31, 2024 and April 30, 2024, and (b) (i) the requirements of Section 7.1(k) of the Credit Agreement with respect to the Fiscal Quarter ended March 31, 2024 and (ii) the requirements of Section 7.1(l) and (m) with respect to the months ended March 31, 2024 and April 30, 2024.

Anticipated Defaults

1. Events of Default pursuant to Section 9.1(a) of the Credit Agreement as a result of Borrowers' failure to make principal and interest payments due and payable after the date of this Agreement.

2. Events of Default pursuant to Section 9.1(c) of the Credit Agreement as a result of Borrowers' failure to comply with (a) the financial covenants set forth in (i) Section 8.8(a) and (b) of the Credit Agreement for the period ended June 30, 2024 and (ii) Section 8.8(c) of the Credit Agreement for the months ended May 31, 2024, June 30, 2024 and July 31, 2024.